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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 18, 1997


                            DATAFLEX CORPORATION
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             (Exact name of registrant as specified in its charter)

        New Jersey                   0-15551                  22-2163376
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
    of incorporation)                                       Identification No.)


              2145 Calumet Avenue, Clearwater, Florida     34624
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             (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:     (813) 562-2200
                                                   -----------------------------

                                     N/A
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

     Dataflex Corporation (the "Company") completed the sale of certain assets constituting its K-12 Education Division to Computer Plus, Inc. The sale of these assets, excluding approximately $3.1 million in accounts receivable, resulted in cash proceeds of approximately $4.4 million to the Company. The Company intends to use the proceeds of the sale (including any proceeds from retained accounts receivable) to reduce its indebtedness under its lines of credit. The Company will recognize a pre-tax loss of approximately $2.3 million as a result of the sale. For the fiscal year ended March 31, 1996 and the nine months ended December 31, 1996, the Education Division had revenues of approximately $16.8 and $14.5 million, respectively.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DATAFLEX CORPORATION
                                        (Registrant)


                                        By:  /s/  ANTHONY G. LEMBO
                                           -------------------------------
                                           Anthony G. Lembo, President


                                        Date:  April 28, 1997






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